Exhibit 10.27

Distribution Agreement

Between	BIOTRONIK AG

and	CONOR Medsystems Ireland, Ltd.

Concerning:	Distribution of CONOR stent systems

This document and all the information contained herein are the Confidential Information (as defined herein) of each of BIOTRONIK AG and Conor Medsystems Ireland, Ltd.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

This agreement is made as of May 25, 2004 (the “Effective Date”)

by and between

BIOTRONIK AG

a corporation organized under the laws of Switzerland and having its principal place of business at Ackerstr. 6, CH-8180 Bülach, Switzerland (in the following referred to as “BIOTRONIK”), represented by its Managing Director Dr. Claus Martini and its Chairman of the Board Christoph Böhmer.

and

CONOR Medsystems Ireland, Ltd.

a company founded under the laws of Ireland and having its registered office at 30 Herbert Street, Dublin 2, Ireland (in the following referred to as “CONOR”).

Each of BIOTRONIK and CONOR may be herein referred to as a “Party” and collectively referred to as “the Parties.”

WHEREAS, BIOTRONIK is one of the leading manufacturers of medical devices for the electrotherapy of the heart and vascular intervention.

WHEREAS, CONOR is a manufacturer of a variety of medical devices for vascular intervention.

WHEREAS, CONOR has developed and manufactures a proprietary bare cobalt chromium stent designated “Unistar” and a cobalt chromium paclitaxel drug eluting stent designated “Costar,” both for the treatment of coronary vascular disease in humans.

WHEREAS, CONOR wishes to supply BIOTRONIK with the Unistar and Costar stents, and certain other products (collectively and as defined more particularly below, the “Products”) and to appoint BIOTRONIK as its exclusive distributor in the territory set forth in Exhibit B.

WHEREAS, BIOTRONIK wishes to sell the Products and to be appointed as the exclusive distributor in the territory set forth in Exhibit B.

NOW, THEREFORE, in consideration of the mutual undertakings, obligations and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows (“Agreement”):

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1	Definitions

1.1	Affiliate

For the purpose of this Agreement the term “Affiliate” shall mean

(i)	any other entity/person of which the securities or other ownership interests representing 50% (fifty percent) or more of the equity or 50% (fifty percent) or more of the ordinary voting power or 50% (fifty percent) or more of the general partnership interests are, at the time of such determination, owned, controlled or held, directly or indirectly, by such entity/person, or

(ii)	any other entity/person, which at the time of such determination, is controlling, controlled by or under common control with, such entity/person.

As used herein, the term “control,” whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a entity/person, whether through the ownership of voting securities, by contract or otherwise.

1.2	Claim

For the purpose of this Agreement Claim shall mean: a suit filed against BIOTRONIK or any Affiliate of BIOTRONIK or any dealer, sales representative or agent belonging to the BIOTRONIK sales force by a third party alleging that the manufacture, use or sale of Product infringes the proprietary rights of such third party.

1.3	Confidential Information

Confidential Information shall mean all information included in the definition of “Confidential Information” as defined in the Confidentiality agreement between the Parties [*].

1.4	Products

Product shall mean the Unistar stent device, the Costar stent device, or any other stent device listed and specified in Exhibit A, which is attached to this Agreement.

1.5	Product Specification

Any and all requirements for the manufacture and characteristics of the Product, including but not limited to technical, physical, chemical, environmental, labelling, packaging and supplementary requirements, that are exclusively described in the Product Specifications in Exhibit A which is attached to this Agreement.

1.6	Territory

The Territory includes all countries and regions as listed in Exhibit B which is attached to this Agreement

1.7	Warranty Period

Warranty Period shall mean the time period of 12 (twelve) months after shipment of a Product to BIOTRONIK

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2	Scope

2.1	Subject

Subject to the terms and conditions contained in this Agreement, CONOR hereby agrees to supply BIOTRONIK with the Product listed and specified in Product Specifications in Exhibit A and appoints BIOTRONIK, and BIOTRONIK hereby accepts such appointment, as CONOR’s exclusive distributor of the Products to be sold by BIOTRONIK in the Territory listed in Exhibit B during the term of this Agreement.

2.2	Territory

CONOR is appointing BIOTRONIK as its distributor hereunder with respect to Products for sale to any purchasers for use (or for re-sale in the case of BIOTRONIK’s sub-distributors) in the Territory If BIOTRONIK receives any order from a prospective purchaser for use or re-sale outside of the Territory, BIOTRONIK shall immediately refer that order to CONOR and shall not accept any such orders.

2.3	Sub-Distributors

BIOTRONIK may appoint Affiliates of BIOTRONIK, dealers, sales representatives or agents belonging to the BIOTRONIK sales force to promote and/or distribute the Products within the Territory. CONOR is entitled to receive from BIOTRONIK general information about its Affiliates, dealers, sales representatives or agents as CONOR may reasonably request.

2.4	Alteration of Products, Expired Products

BIOTRONIK shall not be allowed to alter, amend or modify the Product without prior written consent of CONOR.

BIOTRONIK shall perform state-of-the-art stock keeping and shall not sell any Products beyond their stated expiration date. CONOR will not have any responsibility under this Agreement with respect to expired Products and therefore will not refurbish or replace expired Products once accepted by BIOTRONIK.

2.5	Marketing Efforts

BIOTRONIK shall have the following obligations with respect to the marketing and distribution of the Products:

(i)	To use commercially reasonable efforts to promote, market, and distribute the Products in the Territory;

(ii)	to provide adequate and appropriate training to its staff concerning the Products;

(iii)	to use only sales and technical literature as well as promotional artwork and training materials provided by CONOR, provided that BIOTRONIK may alter such materials or develop any other materials in connection with the marketing and distribution of Products (product brochures and sales aids), which shall be subject to CONOR prior written approval. CONOR retains all right, title and interest in and to such materials.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.6	Customer Service

BIOTRONIK shall provide customer service capabilities for Product, including, but not limited to, taking orders, responding to customer inquiries, fulfilling requests for quotes on Product pricing, forwarding Product complaints to CONOR or its European Representative on a timely basis, to the extent legally required and providing such assistance and information as is reasonably requested.

2.7	Sales and Technical Literature

CONOR shall provide to BIOTRONIK reasonable quantities of already existing sales, advertising and technical literature and materials required by BIOTRONIK as CONOR has then prepared and shall make available copies of promotional artwork as CONOR may have prepared, provided that BIOTRONIK shall reimburse CONOR’s reasonable costs thereof. If available, CONOR may provide the same to BIOTRONIK in electronic format free of charge.

Any sales, advertising and technical literature prepared by BIOTRONIK requires CONOR’s approval with regard to regulatory compliance, which approval shall not be unreasonably withheld, and such advertising and technical literature shall reference CONOR as the developer and manufacturer of the Product, and display the reference at least as prominently as any reference to BIOTRONIK.

2.8	Marketing and Training Support

CONOR shall provide free of charge to BIOTRONIK reasonable training support as well as sales samples as set forth in Exhibit A to enable BIOTRONIK to perform its obligations under this Agreement. In addition, CONOR shall provide BIOTRONIK with reasonable and necessary initial training to BIOTRONIK’s personnel at BIOTRONIK’s location or any other location where the Parties may mutually agree.

All reasonable costs and expenses directly related to any additional training requested by BIOTRONIK shall be charged to and covered by BIOTRONIK.

Any technical assistance related to the Product and related services as reasonably provided by a manufacturer (e.g. analysis of defective Products, analysis of Products under complaint, and similar matters) shall be provided by CONOR free of charge during the term of this Agreement.

2.9	Competing Products

If during the term of this Agreement BIOTRONIK commercializes in the Territory a drug eluting stent developed by BIOTRONIK or a third party, BIOTRONIK’s appointment as exclusive distributor of Products under Section 2.1 will convert to co-exclusive distributor of Products.

3	Forecasts, Purchase Orders, Order Acceptance

3.1	Forecasts

BIOTRONIK agrees to provide CONOR with a 12 (twelve) months forecast indicating BIOTRONIK’s intended purchases of Products detailed to the individual Product by catalogue number, calendar month of forecasted purchase.

Such forecast shall be updated by BIOTRONIK on a rolling monthly basis for the upcoming 12 (twelve) months period and shall be used for purposes of facilitating BIOTRONIK’s marketing plans and permitting CONOR and its suppliers to meet their lead times for the Product. BIOTRONIK will use its best efforts to notify CONOR promptly of any changes in its forecast.

3.2	Purchase Orders

BIOTRONIK shall order Products by means of written, individual Purchase Orders. The Purchase Order shall specify desired quantities (organized by catalogue number), requested shipping schedule, shipping instructions, any special requirements, and other similar matters which are necessary for the individual transaction. All orders are subject to acceptance by CONOR, in accordance with Section 3.3.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

The first and second months of each 12-month forecast shall be covered by a firm Purchase Order in an amount of Products equal to that forecast for such two month period, and the quantities to be ordered in the firm Purchase Order for the second month shall not deviate from the prior month’s 12-month forecasted quantities for such month by more than [*]. CONOR shall accept Purchase Orders calling for quantities exceeding the forecasted quantities but may limit accepted quantities to [*] of the most recently forecasted quantities.

3.3	Order Acceptance

CONOR shall accept or refuse in writing BIOTRONIK’s issuance of any Purchase Order, within 5 (five) business days following the date when the order is received by CONOR and shall not be refused if within the parameters of Section 3.2. Any Purchase Order that is not rejected within the above stated period shall be deemed accepted.

3.4	Submission of Purchase Orders before European Regulatory Approval

If BIOTRONIK submits firm Purchase Orders to CONOR before actual regulatory approval of the Products in Europe (CE-Mark), and if CONOR accepts such orders, then if the regulatory approval of the Products in Europe (CE-Mark) is not obtained prior to or on the ordered shipment date, then, without further liability of the parties, such Purchase Order shall be deemed completely cancelled.

3.5	Minimum Orders

BIOTRONIK shall order the minimum quarterly order quantities for Products as shown in Exhibit D.

4	Delivery, Late Delivery, Shipment Destination, Acceptance

4.1	Delivery

CONOR commits to deliver the Products into the possession of a common carrier designated by BIOTRONIK on or before the date specified for such delivery on the relevant Purchase Order. It is BIOTRONIK’s obligation to notify CONOR of any special packaging requirements (which shall be at BIOTRONIK’s sole expense in accordance with Section 5.1). Unless otherwise agreed in writing by CONOR and BIOTRONIK, all deliveries of the Product shall be FCA (INCOTERMS 2000) CONOR’s facility in Ireland.

4.2	Late Delivery

CONOR shall notify BIOTRONIK promptly whenever it anticipates a potential delay in filling any of the Purchase Orders. In the event CONOR fails to ship Products within 30 (thirty) days from the accepted delivery date of an accepted Purchase Order, BIOTRONIK has the right to charge CONOR for any documented, reasonable costs BIOTRONIK incurs from third parties directly due to the late delivery (but in any event not to exceed [*] of the total Purchase Order amount of the late delivery), and afterwards the relevant order shall be deemed automatically cancelled. Such late delivery charges shall be payable to BIOTRONIK by a credit issued by CONOR to BIOTRONIK within 10 days of BIOTRONIK documenting to CONOR the late delivery costs incurred.

4.3	Partial Delivery

CONOR is allowed to make partial delivery of a confirmed Purchase Order, provided that all additional transportation costs in excess of those that would be due for a full order shipment shall be borne by CONOR.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

4.4	Shipment Destination

All shipments shall be to a single BIOTRONIK warehousing facility.

4.5	Packaging and Labeling

Unless BIOTRONIK requests otherwise, all Products ordered by BIOTRONIK shall be packaged for shipment and storage in accordance with CONOR’s standard commercial practices. Product packaging and labeling shall be in accordance with the Product Specifications in Exhibit A.

BIOTRONIK shall initiate translating all user and technical manuals, and advertising and marketing information provided by CONOR into the languages of its customers and provide CONOR with advance copies of all such materials for approval by CONOR. Any translations in CONOR’s possession as of the Effective Date shall be offered to BIOTRONIK free of charge. Any further translations required to distribute the Products in the Territory shall be obtained at BIOTRONIK’s expense. BIOTRONIK shall own all such translations and related intellectual property rights, but CONOR shall have a non-exclusive right to use such translations during the term of this Agreement.

4.6	Acceptance of the Products

BIOTRONIK shall inspect each shipment of Products and give CONOR written notice of any obvious defects or damages to any Product or non-conformity with the Product Specifications or the Purchase Order within 20 (twenty) business days following the day of receipt of the Products. Any claims relating to defects or damages or non-conformity that are not submitted to CONOR in writing within such period shall be deemed to be waived and released, subject to Article 13. If CONOR disagrees with BIOTRONIK’s claim that Product delivered to BIOTRONIK is non-conforming, the Parties shall first use good faith efforts to settle such dispute within 30 (thirty) days following CONOR’s receipt of notice of non-conformity under this Section 4.6. If they are unable to do so within such time period, the dispute will be resolved by a mutually acceptable independent thirty party laboratory, which will analyze the allegedly non-conforming Product and determine whether such Product conforms with the Product Specifications and the Purchase Order. The Parties agree that such laboratory’s determination regarding conformance with the Product Specification and the Purchase Order will be final and binding. The Party against whom the third party laboratory finds shall bear all costs of this analysis.

The Parties understand and agree that Products shipped to BIOTRONIK with an use-before-period (Shelf Life Period) of less than 18 (eighteen) months will not be accepted, except that for the period of one year after the regulatory approval of the Products [*], the Shelf Life Period will be no less than 8 (eight) months.

5	Prices, Price Adjustments, Volume Discount, Payment Terms

5.1	Prices

Pricing will be in Euros. BIOTRONIK shall pay CONOR the price for the Product as provided in Exhibit C hereto. All applicable taxes, import duties, insurance costs, transport insurance, freights and excise charges shall be paid by BIOTRONIK. Any special packing or handling requested by BIOTRONIK shall be at the sole expense of BIOTRONIK.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

5.2	Price Adjustments

Prices shall adjust in accordance with the provisions of Exhibit C.

5.3	Payment Terms

CONOR shall issue an invoice for each shipment and BIOTRONIK shall make payment of each relevant invoice in full within 50 (fifty) days after shipment of the Products to BIOTRONIK in accordance with Exhibit C. Unless otherwise provided for in this Agreement, any other amounts due under this Agreement shall be paid in full within 30 (thirty) days after receipt by the owing Party of an invoice setting forth such amounts. All payments will be made in Euro currency by wire transfer to the bank account designated from time to time by the Party receiving such payments.

5.4	Late Payment Interest

Any sums that are not paid by BIOTRONIK or by CONOR when due shall bear interest at an rate of the lesser of (a) [*] per annum above the then-current EURIBOR (European Interbank Offering Rate) and (b) the maximum interest rate permitted under applicable law.

6	Product Changes

6.1	Change of Products

BIOTRONIK may propose changes to released Product Specification. Such changes will be reviewed by CONOR and CONOR will analyze the related effect on the costs of the Product. CONOR may accept or reject such proposed changes at its sole discretion. CONOR will notify BIOTRONIK of its decision regarding the proposed changes and, if it elects to accept BIOTRONIK’s proposed changes, it will advise BIOTRONIK of any additional costs. If additional costs are involved, CONOR must receive written notification from BIOTRONIK of acceptance of the additional costs, before starting the implementation of the proposed change.

6.2	Notification of Change

CONOR shall have the right to make changes to the Product from time to time during the term of this Agreement, at CONOR’s sole discretion. CONOR shall inform BIOTRONIK at least 3 (three) months ahead of:

•	any design change that changes form, fit or function of the Product,

•	any clinical indication, contraindication or intended use of the Product,

•	any change which requires a change in the Product Specification,

•	any change of the actual production site or

•	any change of the Product which is visible by the user of the Product (including labeling and packaging).

6.3	Required Changes caused by Remedial, Preventive or Corrective Measure

CONOR will bear all directly related costs (for example but not limited to: materials, labor and transportation) associated with implementing remedial, preventive or corrective modifications in Products already delivered to BIOTRONIK, to the extent that such Product was not manufactured in compliance with applicable law or the terms of this Agreement as a result of CONOR’s design, labeling or manufacturing, or is required by regulatory authorities.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

6.4	New Products

To the extent that CONOR develops new paclitaxel drug eluting stents that are not covered by the scope this agreement and included in Exhibit A (“New Products”) and provided that BIOTRONIK is at the time neither in breach of this Agreement nor in arrears with respect to any payment to CONOR the Parties agree to amend this Agreement to provide for the distribution of those New Products [*], taking into account, and with reasonable accommodations for, any special costs associated with the manufacture of the New Products, any other economic or technical factors that differentiate the New Products from the Products, and BIOTRONIK’s history of performance under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7	Assurance of Supply

If CONOR decides to discontinue the manufacturing of the Product, CONOR shall notify BIOTRONIK at least 12 (twelve) months in advance.

BIOTRONIK has the right to place orders for delivery over the remaining 12 (twelve) months following the notice from CONOR to discontinue manufacturing, and the quantity ordered for delivery each month shall not deviate by more than [*] of the average monthly quantities ordered during the prior 12 (twelve) month period.

Where possible, the Parties shall agree on a replacement of such discontinued Product and the time schedule of the transition from the discontinued Product to a suitable replacement product. If no such replacement product is agreed, BIOTRONIK shall have the right to terminate the Agreement upon 30 (thirty) days written notice to CONOR, as provided in Section 16.3(iii).

8	Regulatory Affairs

8.1	Regulatory Approval (Europe and USA)

As soon as reasonably practicable, but in any event no later than January 31, 2005, CONOR expects to obtain, and will thereafter maintain in its own name and on its own expense during the term of this Agreement, the required European regulatory approval for the Products in the European Union (CE-Mark) for its bare cobalt chromium stent.

As soon as reasonably practicable, but in any event no later than September 30, 2005, CONOR expects to obtain, and will thereafter maintain in its own name and on its own expense during the term of this Agreement, the required European regulatory approval for the Products in the European Union (CE-Mark) for its cobalt chromium paclitaxel drug eluting Stent.

CONOR will provide to BIOTRONIK a copy of the CE-certificate related to the Products upon availability and with any change or renewal of the same. CONOR will report to BIOTRONIK without delay any withdrawal or expiration without renewal of any CE-certificate related to the Products.

8.2	No European Regulatory Approval

European regulatory approval of the Products is of the essence of this Agreement. CONOR shall inform BIOTRONIK without delay about any potential or actual delay of achievement of European regulatory approval of the Products. Furthermore BIOTRONIK shall have the right to terminate this Agreement, without any liability to CONOR, upon 30 (thirty) days prior written notice in the event that CONOR fails to obtain European regulatory approval in accordance with the deadlines set forth in Section 8.1. BIOTRONIK’s right to terminate this Agreement in such event shall be BIOTRONIK’s sole remedy for any failure by CONOR to obtain European regulatory approval of Products within the time frame set forth in Section 8.1.

8.3	Additional Approvals

CONOR will use best efforts to obtain regulatory approval for sale of the Products in the countries of the Territory outside the European Union if so requested by BIOTRONIK (the “Additional Approvals”).

BIOTRONIK shall bear [*] and CONOR shall [*] of the documented costs directly related to and necessary for the Additional Approval. Payments owed by one Party by the other Party shall be paid after unconditional regulatory approval has been achieved in a country; any amount owed from CONOR to BIOTRONIK for Additional Approvals under this section may be paid by deducting the amount from BIOTRONIK’s payments to CONOR for Product sales in such country. If legally required, CONOR will disclose to the regulatory authorities that BIOTRONIK is the distributor of the Products.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

8.4	Regulatory Support

BIOTRONIK and/or the respective sub-distributors of BIOTRONIK shall provide CONOR with all reasonably required support to comply with any local regulatory law and requirement including but not limited to assisting and executing all documents necessary to satisfy all regulatory requirements in the jurisdictions in which the Products is distributed, whenever is mandatory or necessary to register the Products in such country.

8.5	Sale or Import without Regulatory Approval

CONOR shall not be responsible for any sale or import of the Products into any countries or regions in which Product has not received relevant national or supranational regulatory approvals that are legally required by applicable law of such country or region. BIOTRONIK hereby agrees to indemnify, defend and hold CONOR harmless from any damage, costs or liabilities (including without limitation, any reasonable costs or legal fees thereby incurred by CONOR) arising out of any claims, demands, suits, or actions, to the extent arising or resulting from any sale or import into a certain country or region by BIOTRONIK without the necessary regulatory approval.

9	Quality Management

9.1	Quality Management System

CONOR has established and maintains a Quality Management System in accordance with ISO 13485 and other relevant quality management standards and legal provisions, such as the Council Directive 93/42/EEC of 14 June 1993 concerning medical devices. CONOR represents and warrants that the actual production of the Product takes place under the certified Quality Management System.

CONOR provides a copy of the certificates concerning the approved quality management system upon signature of the Agreement or first availability of the certificates and with any renewal. CONOR will report without delay any withdrawal or expiration without renewal of the legally required Quality Management System certificate.

9.2	Compliance Inspection

CONOR shall inspect and test Products for compliance with the Product Specifications prior to shipment to BIOTRONIK.

9.3	Traceability

In accordance with the relevant quality standards and internal CONOR procedures, traceability of critical or major components, processes, manufacturing and release inspection results will be maintained by CONOR to the individual Product identified by serial or lot number. The collected records will be archived by CONOR for a period of at least 1 (one) year after the expiration date of the respective Product, but at least for the longest period required by national or supranational legal provisions, international standards or any applicable Quality Management System of CONOR.

10	Reporting, Product Analysis, Vigilance, Remedial Action

10.1	Complaints

BIOTRONIK will transmit to CONOR all oral or written complaints referring to the Product at the time the complaints are entered into BIOTRONIK’s system.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

10.2	Safety Notification

In case a Product is potentially deviating from the Product Specification, or under any other circumstance where such Product might cause, or already has caused, harm to a patient, user or other person, each Party shall notify the other Party in writing (“Safety Notification”), irrespective of the time or location of detection of the potentially faulty Product, as soon as the respective Party gains knowledge of such.

It is CONOR’s sole responsibility to file Medical Device Reports or Vigilance Reports to any legal authority for the Products in order to comply with the applicable laws and regulations in the Territory. Should BIOTRONIK by any applicable law or regulation be obliged to report medical device incidents, this Agreement shall not prevent BIOTRONIK to do so.

Safety Notifications and any other complaints on the Products are to be effected to the following address:

BIOTRONIK AG	CONOR MEDSYSTEMS IRELAND, LTD.
Medical Device Safety Officer	Medical Safety Officer
Ackerstr. 6	30 Herbert Street, Dublin 2, Ireland
CH-8180 Bülach, Switzerland	Tel: [*]
Tel.: [*]	Fax: [*]
Fax: [*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

10.3	Product Analysis

CONOR is obliged to analyze free of charge any Product returned from the field or found otherwise which

•	is potentially non-conforming with the Product Specifications,

•	is malfunctioning or defective, or

•	might cause or already has caused harm to a patient, a user or an other person and to report to BIOTRONIK

•	findings,

•	failures, as well as

•	actual or probable root causes

immediately when it becomes known to CONOR.

10.4	No statement

In the event of a (alleged) malfunction or defect of a Product, BIOTRONIK or its representatives or agents will not make any statement as to the cause, before having informed by CONOR and having received CONOR’s written analysis of the malfunction or defect, and will then not render statements different from or in addition to the results of such analysis.

10.5	Sales records

BIOTRONIK will maintain complete and accurate lists and records reflecting all Product sales and related transactions as may be required by law and to comply with the EU regulations, regulations of the EC-Council Directive concerning medical devices or other legal requirements applicable for a country of the Territory to secure traceability of each Product

10.6	Product Recall

If either Party believes that a recall of any Products in the Territory is desirable or required by law in the Territory or elsewhere, it shall immediately notify the other Party. The Parties shall then discuss reasonably and in good faith whether such recall is appropriate or required and the manner in which any mutually agreed recall should be handled.

10.7	Remedial Actions

It is CONOR’s exclusive right and obligation to issue recalls, safety alerts, advisory notices or similar remedial actions on the Products. In such case BIOTRONIK will support and fully co-operate with CONOR to comply with the applicable laws and regulations. Furthermore, in such case BIOTRONIK will notify its customers and, upon CONOR’s request retrieve identified Products. CONOR shall bear all direct costs and expenses of any recall, including, without limitation, expenses or obligations to third parties, the costs of notifying customers and costs associated with the shipment of recalled Product from customer to BIOTRONIK or CONOR, and replacement of such Products, except to the extent attributable to BIOTRONIK’s failure to handle, ship, or store Products properly, BIOTRONIK’s breach of this Agreement, or its negligence or willful misconduct.

10.8	Survival

The provisions of this Article 10 (Reporting, Product Analysis, Vigilance, Remedial Action) shall survive the termination of the Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

11	Intellectual Properties

11.1	CONOR Intellectual Property

BIOTRONIK may use CONOR’s, trade names, trademarks, and service marks that are designated by CONOR from time to time for each Product (the “CONOR Intellectual Property”) on a non-exclusive basis in the Territory, only for the duration of this Agreement and solely in connection with selling, marketing and distributing the Products in accordance with this Agreement. BIOTRONIK shall, upon CONOR’s request, cooperate with CONOR in any action necessary or desirable to register with the appropriate governmental agencies any CONOR trademark used or proposed to be used hereunder, and to protect any CONOR trademark proposed to be used. BIOTRONIK shall not at any time do or permit any act to be done which may in any way impair the rights of CONOR in the CONOR Intellectual Property or the value of the CONOR Intellectual Property. Any inventions made, developed, conceived, or reduced to practice by BIOTRONIK that relate to the Unistar and CoStar stents and associated delivery systems, and any intellectual property relating thereto, shall be owned solely by CONOR. BIOTRONIK hereby assigns and transfers to CONOR all right, title, and interest in and to such inventions and related intellectual property and agrees to take all further acts reasonably required to evidence such assignment and transfer to CONOR, all at CONOR’s expense. CONOR hereby grants to BIOTRONIK a nonexclusive, royalty-free, nontransferable, nonsublicenseable license to such improvements made by BIOTRONIK for uses other than in the Unistar and Costar stents and associated delivery systems.

11.2	Notice of Intellectual Property Infringement

BIOTRONIK shall promptly notify CONOR in writing of any patent or copyright infringement or unauthorized use of CONOR trade secrets or trademarks in the Territory of which BIOTRONIK has become aware. CONOR shall have the exclusive right in its sole discretion to institute any proceedings against such third party in its name and on its behalf. BIOTRONIK shall cooperate fully with CONOR in any legal action taken by CONOR against such third parties, provided that CONOR shall pay all expenses of such action and all damage relating to damage suffered personally by CONOR which may be awarded or agreed upon in settlement of such action shall accrue to CONOR.

11.3	Claim against CONOR

CONOR shall give BIOTRONIK written notice of any claim brought against CONOR by a third party alleging that the manufacture, use or sale of Product infringes the proprietary rights of such third party within 15 (fifteen) business days of first knowledge thereof and will keep BIOTRONIK informed about all aspects of any litigation, settlement or government procedure that CONOR anticipates will impact its ability to supply Product under this Agreement.

11.4	Claim against BIOTRONIK

BIOTRONIK shall give CONOR written notice of any Claim brought against BIOTRONIK within 15 (fifteen) business days of first knowledge thereof. CONOR agrees, at its own expense, to defend or at its option to settle, any Claim, suit, or proceeding brought against BIOTRONIK or its customer, subject to the limitations hereinafter set forth. CONOR shall have sole control of any such action or settlement negotiations and agrees to pay, subject to the limitations hereinafter set forth, any judgment entered against BIOTRONIK or its customers on such issues in any suit or proceeding defended by CONOR. BIOTRONIK agrees, at CONOR’s expense, to co-operate with CONOR and satisfy any reasonably request for information and assistance relating to any efforts to settle and/or defend any such Claim, suit or proceeding. BIOTRONIK may not settle or compromise any Claim without the written consent of CONOR.

11.5	Consequences of Intellectual Property Infringement

If a Product is adjudicated to infringe any third party’s intellectual property right in a legal action, at CONOR’s sole discretion and expense, CONOR may

•	obtain a license from such third party for the benefit of BIOTRONIK; or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

•	replace or modify the Products so that it is no longer infringing any third party intellectual rights, provided that this is acceptable to BIOTRONIK.

If neither of the foregoing is commercially feasible, either Party may terminate this Agreement without further liability to the other Party in accordance with Section 16.3(ii).

12	Force Majeure

In no event shall either Party be liable to the other Party for any delay or failure to perform under this Agreement which is due to causes beyond the responsible control of the Party claiming excusable delay, including without limitation fire, explosion, flood, strike, war, civil disturbance or civil or military authority, acts of terrorism, acts of God or public enemy. However, the above shall not excuse failure to make payment when due. Performance times under this Agreement shall be considered extended for a period of time equivalent to the time lost because of any excusable delay.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

13	Limited Warranty

13.1	CONOR Warranties

CONOR warrants that Product supplied by CONOR hereunder (i) shall meet the Product Specifications agreed to in writing by the parties and(ii) shall not be adulterated or misbranded within the meaning of the U.S. Food, Drug and Cosmetic Act (the “Act”) or other applicable laws that are equivalent thereto in the Territory, and in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act; provided, however, that CONOR shall not be liable for any of the foregoing with respect to any product labeling or package inserts to be provided or used by Distributor or for any noncompliance with the foregoing due to the handling or packaging of Product by Distributor in a manner inconsistent with CONOR’s instructions. CONOR’s warranty shall not apply to or cover Product that has not been stored under the required conditions after leaving CONOR, or to any Product that has in any way been affected by handling or distribution by anyone other than CONOR, or any adulteration occurring after the Product leaves CONOR unless this has been directed by CONOR.

CONOR’S WARRANTIES SET FORTH IN THIS SECTION 13 ARE ITS EXCLUSIVE WARRANTIES TO BIOTRONIK WITH RESPECT TO PRODUCT AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES EXPRESS OR IMPLIED CONCERNING PRODUCT, OR ANY PATENT OR PROPRIETARY RIGHTS RELATING THERETO, AND INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

14	Liability and Indemnification, Insurance, Vendors Endorsement

14.1	Indemnification by BIOTRONIK

BIOTRONIK hereby agrees to indemnify, defend and hold CONOR harmless from any damage, costs or liabilities (including, without limitation, any reasonable costs or legal fees thereby incurred by CONOR) (“Liabilities”) arising out of any claims, demands, suits, or actions, to the extent that such Liabilities arise from or result out of the marketing, distribution or sale of the Products by BIOTRONIK, including, without limitation:

•	any act or omission by BIOTRONIK;

•	any unfair business practice of BIOTRONIK;

•	any violation by BIOTRONIK of any law, regulation or order of the Territory applicable to BIOTRONIK; or

•	any breach by BIOTRONIK of its representations, warranties or covenants contained in this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

14.2	Indemnification by CONOR

Except to the extent that BIOTRONIK has an indemnification obligation pursuant to Section 14.1, CONOR shall indemnify and hold harmless BIOTRONIK, its Affiliates, sales representatives and agents, and each of their officers, directors and employees against any and all Liabilities arising out of any claims, demands, suits, or actions, to the extent arising from or resulting from:

•	personal injury or death resulting from the use of a Product;

•	defects alleged by third parties in the design or manufacture of a Product;

•	infringement alleged by third parties of patents, copyrights, trademarks, or other intellectual property rights by a Product (except to the extent arising from BIOTRONIK’s use of materials not approved by CONOR)

•	Product recalls; and

•	any breach by CONOR of its representations, warranties or covenants contained in this Agreement.

14.3	Insurance

Each Party shall obtain and keep in force, during the term of this Agreement, and for 4 (four) years thereafter, a product liability insurance policy in an amount not less than [*] per claim, and [*] in the aggregate, which policy shall insure against any and all claims, liabilities, costs, or expenses resulting from or caused by (or claimed to be resulting from or caused by) the use or operation of the Products.

The insurance carrier(s) shall be a reputable international company reasonably acceptable by the other Party and will have an AM Best rating of no less than [*]. A copy of the confirmation of coverage and the related insurance certificate shall be given to the other Party at the Effective Date and then as soon as practicable at the beginning of each new policy term. During the term of this Agreement as for so long as necessary to cover any claims that may be made thereafter regarding the Products, BIOTONIK shall be named as an additional insured party on CONOR’s policy, and CONOR shall be named as an additional insured party on BIOTRONIK’s policy.

Each Party shall provide the other Party with 30 (thirty) days prior written notice of any cancellation, non-renewal or material change in the terms of such policy.

14.4	Indemnification Procedure

A Party seeking indemnification (the “INDEMNIFIED PARTY”) shall give the other Party (the “INDEMNIFYING PARTY”) written notice of any claim within 15 (fifteen) business days of first knowledge thereof.

The INDEMNIFYING PARTY has the right to defend, or at its option to settle, and INDEMNIFYING PARTY agrees, at its own expense, to defend or at its option to settle, any indemnified claim, suit, or proceeding brought against INDEMNIFIED PARTY or its customer, subject to the limitations hereinafter set forth. The INDEMNIFYING PARTY shall have sole control of any such action or settlement negotiations and agrees to pay, subject to the limitations hereinafter set forth, any judgment entered against INDEMNIFIED PARTY or its customers on such issues in any suit or proceeding defended by INDEMNIFYING PARTY.

The INDEMNIFIED PARTY agrees, at INDEMNIFYING PARTY’s expense, to co-operate with INDEMNIFYING PARTY and satisfy any reasonably request for information and assistance relating to any efforts to settle and/or defend any such claim, suit or proceeding. The INDEMNIFIED PARTY may not settle or compromise any claim without the written consent of the INDEMNIFYING PARTY.

14.5	Other Damage

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGE WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION ITS

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

PERFORMANCE OR BREACH OF THIS AGREEMENT) FOR ANY REASON. NOTHING HEREIN SHALL BE CONSTRUED AS LIMITING EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS ARTICLE 14, OR EITHER PARTY’S LIABILITY FOR BREACH OF ARTICLE 15.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

15	Confidentiality

15.1	The obligations of confidentiality and non-use (and exceptions thereto) set forth in that certain Confidentiality Agreement signed between the Parties on [*] shall be applicable to all information exchanged between the Parties under this Agreement.

16	Term / Termination

16.1	Term

This Agreement shall take effect on the Effective Date and shall end on December 31, 2007, and the term will automatically be extended by one (1) year unless one Party gives notice to the other Party prior to July 1, 2007 of its desire not to have this Agreement extended; provided however that this Agreement may be terminated earlier pursuant to Section 16.2 or 16.3.

16.2	Change of Control

In the event of a Change of Control of a Party, either Party may terminate this Agreement by serving 12 (twelve) months prior written notice to the other Party. In addition, in the event of a Change of Control of BIOTRONIK that has, or in the reasonable opinion of the CONOR could have, a material adverse effect on the distribution of Products under this Agreement and the failure of BIOTRONIK to promptly pursue (within 30 days after receiving written notice thereof from CONOR) a remedy designed to cure (in the sole judgment of CONOR) CONOR’s objections to such material adverse effect, CONOR may terminate this Agreement by giving written notice of termination to BIOTRONIK, such termination being immediately effective upon the giving of such notice of termination. Such a change of control of BIOTRONIK is not considered a breach by BIOTRONIK. For the purpose of this Section 16.2, “Change of Control” of a Party shall mean

(i)	any consolidation or merger of such Party with or into any other corporation or other entity or person, or any other corporate reorganization, in which the capital stock of Party immediately prior to such consolidation, merger or reorganization, represents less than fifty percent (50%) of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or

(ii)	any transaction or series of related transactions to which such Party is a party in which more than fifty percent (50%) of such Party’s voting power is transferred to a third party; or

(iii)	the consummation of a sale of all or substantially all of the assets of such Party in any transaction or series of related transactions, other than a sale of all or substantially all of the assets of such Party to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of such Party in substantially the same proportions as their ownership of Party immediately prior to such sale.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur

(i)	on account of the acquisition of securities of a Party by any institutional investor, or affiliate thereof, that acquires the Party’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Party or

(ii)	a sale of assets, merger or other transaction effected exclusively for the purpose of changing domicile of the Party; or

(iii)	a sale of assets, merger, or any other transaction effected exclusively to reorganize the shares or assets of BIOTRONIK within the group consisting of all legal entities in which Dr. Max Schaldach or his heirs hold shares and have a controlling interest.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

16.3	Extraordinary Termination

This Agreement may be terminated as follows:

(i)	Either Party may terminate this Agreement immediately upon written notice to the other Party if the other Party is in material breach of this Agreement, including material breach of any covenant, representation or warranty, and has failed to cure such breach within 30 (thirty) days of receipt of written notice thereof from the first Party.

(ii)	Either Party may terminate this Agreement immediately upon written notice to the other Party if:

•	The other Party shall be or become bankrupt or insolvent or if there are instituted by or against it proceedings in bankruptcy or under insolvency laws or for its reorganization, receivership, liquidation or dissolution

•	Such other Party or such other Party’s employees or officers engage in unethical business conduct or are convicted of a crime that, in the reasonable discretion of the such Party, is likely to cause or has caused harm or disrepute to the reputation of the such Party, or harm to the public;

•	Any law or government-enacted regulation or decree renders the performance by such Party of its respective obligations hereunder unduly onerous or otherwise inexpedient.

•	A Product is adjudicated to infringe the intellectual property of a third party and it is not commercially or technically feasible for CONOR or BIOTRONIK to obtain a license from the third party or to replace or modify the Product so that it is no longer infringing any third parties intellectual property rights or such replacement or modification of the Product is not acceptable for BIOTRONIK.

(iii)	BIOTRONIK shall have the right to terminate the Agreement upon 30 (thirty) days written notice to CONOR if CONOR discontinues the manufacturing of the Product and both Parties are unable to agree on a replacement product under Article 7.

(iv)	CONOR shall have the right to terminate the Agreement upon 30 (thirty) days written notice to BIOTONIK if:

16.4	BIOTRONIK fails to use best efforts or order minimum quantities in accordance with Section 3.5 and Exhibit D.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Rights and Obligations on Termination

In the event of expiration or termination of this Agreement for any reason, the Parties shall have the following rights and obligations:

(i)	Neither Party shall be released from the obligation to make payment of all amounts then or thereafter due and payable under this Agreement;

(ii)	Sections 8.5, 11.1, 16.4, 16.5, 17.5, 17.7, and 17.12 and Articles 10, 14, and 15 shall survive the termination of this Agreement;

(iii)	Except as provided in Section 16.5 (Sell-off Period), BIOTRONIK shall cease to distribute the Products and shall return to CONOR all copies of promotional and technical materials and artwork provided by CONOR;

(iv)	CONOR may repurchase at its option, in full but not in part, BIOTRONIK’s inventory of Products that are unexpired, in saleable condition, unmodified from their original form and design, and in their original packaging. Any such repurchase shall be at price paid by BIOTRONIK for such Products including shipment and duty expenses if applicable [*]. Repurchased inventory shall be shipped by BIOTRONIK freight prepaid, according to CONOR’s instructions. CONOR shall pay BIOTRONIK for such repurchased Products within 30 (thirty) days after CONOR receives those Products in one of its facilities. It is acknowledged and agreed that CONOR may also direct BIOTRONIK to sell such Product to a third party or parties selected by CONOR under the above conditions.

(v)	CONOR shall not have any obligation to BIOTRONIK, or to any employee of BIOTRONIK, for compensation or for damages of any kind, whether on account of loss by BIOTRONIK or such employee of present or prospective sales, investments, compensation, or goodwill. BIOTRONIK, for itself and on behalf of each of its employees, hereby waives any rights that may be granted to it or them, under the laws and regulations of the TERRITORY or otherwise, that are not granted to it or them by this Agreement. BIOTRONIK hereby indemnifies and holds CONOR harmless from and against any and all claims, costs, damages, and liabilities whatsoever asserted by any employee, agent, or representative of BIOTRONIK under any applicable termination, labor, social security, or other similar laws or regulations.

16.5	Sell-off Period

Upon termination or expiration of this Agreement, other than BIOTRONIK’s breach, subject to CONOR’s right to repurchase BIOTRONIK’s inventory of Products pursuant to Section 16.4(iv), BIOTRONIK shall have the right to continue to distribute its existing inventory of non-expired Products on a nonexclusive basis for a four (4) month period after the expiration or termination so long as this inventory exists, either in its possession or in consignment at its client’s premises; provided, however, that BIOTRONIK shall during this period comply with all terms and conditions of this Agreement in effect immediately prior to termination or expiration.

17	General

17.1	Representations and Warranties of BIOTRONIK

BIOTRONIK represents and warrants to CONOR that, as of the Effective Date:

(i)	it is validly existing and in good standing as a corporation under the laws of Switzerland, and has all necessary corporate power to perform its obligations under this Agreement and its financial resources are sufficient to enable it to perform all of its obligations under this Agreement;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(ii)	it is qualified and permitted to enter into this Agreement and that the terms of this Agreement do not conflict with and are not inconsistent with any other of its contractual obligations.

(iii)	it has sufficient personnel and capacity to perform its obligations under this Agreement; and

(iv)	it owns or controls sufficient rights for it to perform its obligations under this Agreement.

17.2	BIOTRONIK Covenant

BIOTRONIK covenants that in carrying out its obligations under this Agreement it shall use only materials approved by CONOR and shall at all times handle, ship, store, and use the Product safely and in accordance with CONOR’s instructions and applicable law.

17.3	Entire Agreement

This Agreement, including the Exhibits hereto which are incorporated herein, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all proposals, oral or written, and all negotiations, conversations, discussions or previous distribution agreements or arrangements heretofore between the Parties. Both Parties hereby acknowledge that they have not been induced to enter into this Agreement by any representation or statement, oral or written, not expressly contained herein.

17.4	Counterparts

This Agreement may be executed in two counterparts in the English language, and each such counterpart shall be deemed an original hereof. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

17.5	Notices

Notices permitted or required to be given hereunder shall be given:

•	by BIOTRONIK to CONOR’s principal place of business at the address set forth on page 1 or such other address of which CONOR may notify BIOTRONIK from time to time in writing;

•	by CONOR to BIOTRONIK’s principal place of business at the address set forth on page 1 or such other address of which BIOTRONIK may notify CONOR from time to time in writing.

Notices shall be deemed sufficient if given in writing and in English by

•	Registered or certified mail, postage prepaid, return receipt requested, or

•	Private courier service

17.6	Amendment

This Agreement may not be modified, amended, rescinded, cancelled or waived, in whole or in part, unless by written agreement signed by both Parties.

17.7	Severability Clause

If any term or provision of this AGREEMENT is held to be invalid or unenforceable, this shall, in case of doubt, not affect the remaining provisions. The Parties shall use commercially reasonable efforts to agree on a valid and enforceable provision that is a reasonable substitute for the invalid/unenforceable provisions in light of the intent of the Agreement.

17.8	Assignment

Either Party shall not have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other Party; provided, however, that CONOR may assign its rights and obligations under this Agreement, in whole or in part, to (a) any Affiliate of CONOR (it being understood that CONOR shall remain ultimately liable for any of its obligations under this Agreement); (b) any person or entity to whom CONOR licenses or otherwise transfers the right to manufacture Product (subject to appropriate written notice to BIOTRONIK to facilitate any necessary change in government approvals or licenses); or (c) CONOR’s successor in interest in connection with a merger, consolidation, acquisition, or sale of all or substantially all of CONOR’s assets. Any prohibited assignment shall be null and void.

17.9	Waiver

No failure by either Party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

17.10	Standard Terms and Conditions

The standard Terms and Conditions of both Parties shall not apply to this Agreement and in no case apply to any of the transactions performed under this Agreement.

17.12	Relationship

This Agreement does not make either Party the employee, agent or legal representative of the other for any purpose whatsoever. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party. Each Party is acting as an independent contractor.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

17.13	Performance by Affiliates

The Parties recognize that CONOR may perform some or all of its obligations, or exercise some of all of its rights, under this Agreement through one or more of its Affiliates. Any reference to CONOR in this Agreement shall be deemed to include any such Affiliates of CONOR so engaged by CONOR as it deems appropriate in light of the particular facts and circumstances, it being understood that CONOR remains ultimately liable for performance of its obligations under this Agreement.

17.14	Express Conditions Subsequent

The Parties acknowledge and agree that execution by both Parties and, with respect to the Equity Investment (as defined below), the closing, of a definitive agreement providing for an equity investment of no less than [*] by BIOTRONIK in Conor Medsystems, Inc. on substantially the terms set forth in the term sheet that is an exhibit to the letter of intent with respect to the equity investment executed by both Parties as of the date hereof (the “Equity Investment”) by no later than [*] after the Effective Date shall be express conditions subsequent to the effectiveness of this Agreement. In the event that the Equity Investment does not occur by no later than [*] after the Effective Date, this Agreement shall be voidable by CONOR by written notice to BIOTRONIK within [*] after the Effective Date and shall be of no further force and effect in the event that CONOR so elects to void this Agreement. The Parties agree to negotiate in good faith and to use commercially reasonable efforts to complete the Equity Investment as promptly as practicable after the Effective Date and, in any event, by no later than [*] after the Effective Date. CONOR and BIOTRONIK acknowledge and agree that due diligence relating to the Equity Investment has not been completed and that, following the completion of such due diligence, the Parties may mutually agree to adjust the terms of the Equity Investment to reflect the results of such due diligence.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

18	Applicable Law

18.1	Applicable Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, excluding any conflicts of law principles that would provide for the application of the law of another jurisdiction. The Parties agree that the United Nations Convention On Contracts for the International Sale of Goods (CISG) does not apply to this Agreement. Any action or suit under this Agreement shall only be brought in a federal or state court sitting in the State of New York, and the Parties hereby consent and submit to the jurisdiction of such courts.

18.2	Dispute Resolution

In the event of any dispute arising out of or relating to this Agreement, the Parties shall refer such dispute to their respective Responsible Executives for attempted resolution by good faith negotiations within sixty (60) days after such referral is made. In the event such officers are unable to resolve such dispute within such sixty (60) day period, each party may pursue, in a court of competent jurisdiction, any remedies available to it at law or in equity with respect to such dispute. For the purpose of this Section 18.2, “Responsible Executive” shall mean the Chief Executive Officer of a Party or such other member of senior management of Party designated by the Chief Executive Officer who has the power to settle the dispute in question on behalf of such Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives below.

For	BIOTRONIK AG	For	CONOR Medsystems Ireland, Ltd

By:	/s/ Claus Martini	By:	/s/ Frank Litvack
Name	Dr. Claus Martini	Name:	Frank Litvack
Title	Managing Director	Title:	CEO

By:	/s/ Christoph Böhmer
Name:	Christoph Böhmer
Title:	Chairman of the Board

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Product Listing / Product Specification (2 pages following):

[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit B

Territory:

Worldwide, except for Japan, United States, India, Pakistan, Australia, New Zealand, Kenya, Sri Lanka, Tanzania, and Korea

For purposes of Exhibit C, the countries into which BIOTRONIK sells directly are [*].

To the extent BIOTRONIK sells directly in other countries in the Territory, BIOTRONIK shall inform CONOR and revised this Exhibit B.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit C

Prices

Pricing for Unistar Bare Cobalt Chrome

CONOR and BIOTRONIK will discuss pricing for the Unistar Bare Cobalt Chrome stent following the Effective Date. If CONOR and BIOTRONIK do not reach agreement on the transfer price for the Unistar Bare Cobalt Chrome stent within 60 days following the Effective Date, BIOTRONIK shall relinquish all rights to distribute the Unistar Bare Cobalt Chrome stent, and the definition of “Product” in Section 1.4 of this Agreement shall be automatically amended to exclude the Unistar Bare Cobalt Chrome stent.

Pricing for Costar Paclitaxel Cobalt Chrome

I. Definitions:

A “Transfer Percent” shall have the appropriate meaning set forth below:

1. In the case of the Costar Paclitaxel Cobalt Chrome Drug Eluting Stent:

a.	For countries where BIOTRONIK sells directly: [ * ] percent ([ * ]%)

b.	For countries where BIOTRONIK sells indirectly: [ * ] percent ([ * ] %)

B. “Net Sales” shall mean the gross amount invoiced by BIOTRONIK or by any of its Affiliates to third parties for sales of a Product, less the following items, as allocable to such Product (if not previously deducted from the amount invoiced): (i) credits or allowances additionally granted upon returns, rejections or recalls; (ii) freight, shipping and insurance charges, provided such amounts are included in the gross amount invoiced above; and (iii) taxes, duties or other governmental tariffs (other than income taxes), provided such amounts are included in the gross amount invoiced above For the purpose of this Exhibit C, Net Sales shall be calculated on a country-by-country and Product-by-Product basis.

II.	PRICING AND PAYMENT FOR PRODUCT

A. Transfer Price. The transfer price (the “Transfer Price”) for each unit of each Product supplied by CONOR to BIOTRONIK hereunder and accepted by BIOTRONIK pursuant to Section 4.6 shall be of the Transfer Percent of Product times the average Net Sales per unit of Product for the calendar quarter in which such Product is supplied to BIOTRONIK, which average shall be calculated by dividing the Net Sales of such Product for such calendar quarter by the number of units of such Product actually sold by BIOTRONIK during such calendar quarter and included in such Net Sales. No later than thirty (30) days prior to the end of each calendar quarter, the parties shall agree on a minimum transfer price per unit (“Minimum Transfer Price”) for each Product for the following calendar quarter.

B. Minimum Transfer Price Payment. Pursuant to Section 5.4, BIOTRONIK shall pay to CONOR an amount equal to Minimum Transfer Price for such Product for the current calendar quarter multiplied by the number of units in such shipment (the “Minimum Transfer Price Payment”).

C. Reconciliation.

1. Calculation of Transfer Price. Within twenty (20) days following the end of each calendar quarter, BIOTRONIK shall provide CONOR with a written report setting forth on a country-by-country and Product-by-Product basis: (i) the Net Sales of Product during such period; (ii) the number of units of Product sold during such period; (iii) a calculation of the Transfer Price per unit of Product for such period in accordance with Section II.A. of this Exhibit. Net Sales shall first be calculated in local currency and then converted to euros on the basis of the exchange rate in effect for purchase of U.S. dollars with such local currency as quoted in the Wall Street Journal with respect to the currency of the country of sale.

2. Transfer Price Exceeds Minimum Transfer Price Payment. If the Transfer Price for Product for the for a given calendar quarter exceeds the Minimum Transfer Price Payment for such Product paid by BIOTRONIK for such calendar quarter, BIOTRONIK shall pay to CONOR the difference between such amounts.

3. Timing. All payments due under this Section II.C. shall be made within thirty (30) days of CONOR’s receipt from BIOTRONIK of the calculation report set forth in Section II.C.1.

D. Records; Audit. BIOTRONIK will maintain, and cause its Affiliates to maintain, complete and accurate records relevant to the calculation of Net Sales and Transfer Price under this Agreement, and such records shall be retained for a period of three (3) years from the creation of individual records or for a longer period of time, if required by applicable law. Such records shall be open during reasonable business hours for examination (but not more than once per calendar year) by an independent certified public accountant (i) that is selected by BIOTRONIK and reasonably acceptable to CONOR and (ii) that is subject to a binding confidentiality and non-use agreement no less restrictive than the terms of Article 15, for the sole purpose of verifying the correctness of calculations relating to Net Sales and Transfer Price under this Agreement. The auditing expense shall be paid by CONOR; provided, however, that if the audit reveals an underpayment by BIOTRONIK, of amounts due under this Agreement in excess of five percent (5%), BIOTRONIK shall bear and promptly reimburse CONOR for the accounting expense. In any case, BIOTRONIK shall make any payments necessary to CONOR to correct any underpayment by BIOTRONIK. Any records or accounting information received from BIOTRONIK or its Affiliates shall be Confidential Information for purposes of Article 15. Results of any such audit shall be provided to both Parties, subject to Article 15.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit D

Minimum Quarterly Order Quantities

a) As per product code: [ * ] of each order;

b) In total [ * ]

In the event that the results of the pivotal European clinical trial for the COSTAR stent (which trial is designated “EUROSTAR”) reveal efficacy or safety levels materially less than that revealed, on average, in the published pivotal results for similar drug eluting stents, BIOTRONIK may request to change the Minimum Quarterly Order Quantities specified above, and upon such a request the Parties will negotiate in good faith to determine the revised Minimum Quarterly Order Quantities.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.